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                                                                     EXHIBIT 3.4

                                    RESTATED

                                     BY-LAWS

                                       of

                               CARROLS CORPORATION

                                    ARTICLE I

                                     Offices

     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent.

     Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1. Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date, time and place, either within or without the State of Delaware as the Board of Directors shall determine each year.

     Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called by the Chairman_ President or Secretary or by the directors_ and may be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

     Section 3. Notice of Meetings. Written notice of each annual or special meeting of the stockholders_ stating the place, date and time of the meeting, and in the case of a special meeting the purpose of such meeting, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation.

     Section 4. Voting. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in his name on the record date for the meeting. No proxy shall be voted after three years from its date unless such proxy provides for a longer period. Elections for directors on and all other questions shall be decided by majority vote except as otherwise required by the certificate of incorporation or by law.

     Section 5. Quorum. The holders of a majority of the stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by law. If a quorum shall not be present at any meeting, the chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting: provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

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     Section 6. Stockholders List. A complete list of stockholders entitled to vote at any meeting of stockholders arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place that the meeting is to be held. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 7. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at where all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the separate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    Directors

     Section 1. Number and Term. The number of directors constituting the entire Board of Directors shall be not more than 9 nor less than 1, as fixed from time to time by action of the stockholders or the Board of Directors. The directors shall be elected to serve until the next annual meeting of the stockholders and until their respective successors shall have been elected and qualified.

     Whenever the authorized number of directors is increased between annual meetings of the stockholders a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     Section 2. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the Chairman, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3. Vacancies. If the office of any director, member of a committee or officer becomes vacant for any reason, the remaining directors in office, though less than a quorum, by a majority vote, may elect a successor who shall hold office for the unexpired term and until his successor shall be elected and qualified.

     Section 4. Removal. Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and to vote.

     Section 5. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these by-laws conferred upon or reserved to the stockholders.

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     Section 6. Meetings. Regular meetings of the Board of Directors may be held without notice at such dates_ times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chairman, the President or the Secretary on the request of any director on at least twenty-four hours' notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Members of the Board of Directors_ or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

     Section 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

     Section 8. Compensation. Directors may receive such compensation for their services as directors as the Board shall from time to time determine by resolution.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors_ or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 10. Committees of The Board of Directors. The Board of Directors by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect a director or diretors to serve as the member or members of those committees, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE IV

                                    Officers

      Section 1. Generally. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. Two or more offices may be held

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__ the same person. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     Section 2. Chairman. The Chairman shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which from time to time are delegated to him by the Board of Directors. The Chairman shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

     Section 3. President. The President shall be the Chief Operating Officer of the Corporation, and its executive officer next in authority to the Chairman. He shall assist the Chairman in the management of the business of the Corporation and in the absence or disability of the Chairman, he shall preside at all meetings of the stockholders and of the Board of Directors and exercise the other powers and perform the other duties of the Chairman. The President shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation, and shall have such other powers and duties as may from time to time be delegated to him by the Board of Directors.

     Section 4. Vice-Presidents. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

     Section 5. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chairman or President, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     Section 6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and, when required under these by-laws, of directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the President, the Board of Directors, the director or the stockholders, upon whose requisition the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors, the Chairman or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors, the Chairman or the President, and attest the same.

     Section 7. Assistant Secretaries. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

     Section 8. Additional Powers of Officers. In addition to the powers specifically provided in these by-laws, each officer (including officers other than those referred to in these by-laws) shall have

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other or additional authority and perform such duties as the Board of Directors may from time to time determine.

     Section 9. Action With Respect to Securities of Other Corporations. Unless otherwise directed the Board of Directors, the Chairman and the President each shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold and otherwise to exercise any and all rights and powers which this Corporation may__ by reason of its ownership of securities in such other Corporation.

                                    ARTICLE V

                                      Stock

     Section 1. Certificates of Stock. Certificates of stock, signed by the Chairman or a Vice-Chairman or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificates may be facsimiles.

     Section 2. Lost, Stolen or Destroyed Certificates. A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 3. Transfer of Shares. Transfer of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause in transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Stockholders Record Date. In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                  Miscellaneous

     Section 1. Dividends. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum as the directors from time to time in their discretion deem proper for working.

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